Exhibit 99.1

November 2, 2023

USD Partners Announces Additional Waiver Extension Agreement Under Credit Agreement

Houston, TX – USD Partners LP (NYSE: USDP) (the “Partnership”) announced today that it has entered into an agreement (the “Second Waiver Extension Agreement”) with the lenders and administrative agent under its existing Credit Agreement to, among other things, extend the forbearance period as provided in the previously announced Waiver Extension Agreement, dated as of October 6, 2023, from its expiration date of November 3, 2023 to November 17, 2023 (the “New Expiration Date”). Pursuant to the Second Waiver Extension Agreement, the lenders and administrative agent have agreed to (i) continue to forbear until the New Expiration Date from exercising any rights or remedies arising from certain events of default or prospective events of default described in the previously announced Fourth Amendment to Credit Agreement and the Second Waiver Extension Agreement and (ii) temporarily waive, until the New Expiration Date, events of default arising from the non-payment of amounts due on the maturity date.

Additional details regarding the terms of the Second Waiver Extension Agreement will be provided in the Partnership’s related Current Report on Form 8-K that will be filed with the SEC.

About USD Partners LP
USD Partners LP is a fee-based, growth-oriented master limited partnership formed in 2014 by US Development Group, LLC (“USD”) to acquire, develop and operate midstream infrastructure and complementary logistics solutions for crude oil, biofuels and other energy-related products. The Partnership generates substantially all of its operating cash flows from multi-year, take-or-pay contracts with primarily investment grade customers, including major integrated oil companies, refiners and marketers. The Partnership’s principal assets include a network of crude oil terminals that facilitate the transportation of heavy crude oil from Western Canada to key demand centers across North America. The Partnership’s operations include railcar loading and unloading, storage and blending in on-site tanks, inbound and outbound pipeline connectivity, truck transloading, as well as other related logistics services. In addition, the Partnership provides customers with leased railcars and fleet services to facilitate the transportation of liquid hydrocarbons and biofuels by rail.

USD, which owns the general partner of USD Partners LP, is engaged in designing, developing, owning, and managing large-scale multi-modal logistics centers and energy-related infrastructure across North America. USD’s solutions create flexible market access for customers in significant growth areas and key demand centers, including Western Canada, the U.S. Gulf Coast and Mexico. Among other projects, USD is currently pursuing the development of a premier energy logistics terminal on the Houston Ship Channel with capacity for substantial tank storage, multiple docks (including barge and deepwater), inbound and outbound pipeline connectivity, as well as a rail terminal with unit train capabilities. For additional information, please visit texasdeepwater.com. Information on websites referenced in this release is not part of this release.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of U.S. federal securities laws, including statements with respect to the impact of the waiver extension agreement, future events relating to our credit agreement, and the business prospects of the Partnership. Words and phrases such as “plans,” “will,” “could” and similar expressions are used to identify such forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements relating to the Partnership are based on management’s expectations, estimates and projections about the Partnership, its interests and the energy industry in general on the date this press release was issued. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results or events to differ materially from those described in the forward-looking statements include those as set forth under the heading “Risk Factors” in the Partnership’s most recent Annual Report on Form 10-K and in its subsequent filings with the Securities and Exchange Commission. The Partnership is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contacts:
Adam Altsuler
Executive Vice President, Chief Financial Officer
(281) 291-3995
aaltsuer@usdg.com

Jennifer Waller
Sr. Director, Financial Reporting and Investor Relations
(832) 991-8383
jwaller@usdg.com